CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the combined Proxy Statement/Prospectus of the LVIP BlackRock Emerging Markets Managed Volatility Fund and LVIP SSGA International Managed Volatility Fund (each a series of Lincoln Variable Insurance Products Trust) included in this registration statement (Form N-14) of Lincoln Variable Insurance Products Trust, the caption “Financial Highlights” in the Prospectuses of the Lincoln Variable Insurance Products Trust (with respect to the LVIP BlackRock Emerging Markets Managed Volatility Fund and LVIP SSGA International Managed Volatility Fund) dated May 1, 2016, incorporated by reference in this Registration Statement, and the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Lincoln Variable Insurance Products Trust (with respect to the LVIP BlackRock Emerging Markets Managed Volatility Fund and LVIP SSGA International Managed Volatility Fund) dated May 1, 2016, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports on the LVIP BlackRock Emerging Markets Managed Volatility Fund and LVIP SSGA International Managed Volatility Fund, dated February 23, 2016, included in the 2015 Annual Reports to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

May 19, 2016